Exhibit (h)(6)(ii)

FORM OF AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is dated as of ___________ by and between Grantham, Mayo Van Otterloo & Co. LLC, a Massachusetts limited liability company (“GMO”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, each of GMO Trust and GMO Series Trust, is a business trust established under the laws of The Commonwealth of Massachusetts (the “Trusts”), is registered as a management investment company under the Investment Company Act of 1940, as amended, consisting of certain of the separate portfolios as listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”);

WHEREAS, GMO and Investors Bank & Trust Company (“IBT”) entered into an Administration Agreement dated as of June 30, 2003 and Conforming Administration Agreements dated as of August 23, 2011, July 28, 2014, February 24, 2015 and April 13, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Administrator under the Agreement; and

WHEREAS, GMO and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached hereto.

2.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By:

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By:

Name:

Title:

SCHEDULE A

Listing of Trusts and Funds

(Updated as of ________)

GMO Trust

GMO Alpha Only Fund

GMO Alternative Allocation Fund

GMO Asset Allocation Bond Fund

GMO Benchmark-Free Allocation Fund

GMO Benchmark-Free Fund

GMO Climate Change Fund

GMO Core Plus Bond Fund

[GMO Cyclical Focus Fund*]

GMO Emerging Country Debt Fund

GMO Emerging Domestic Opportunities Fund

GMO Emerging Markets Fund

GMO Foreign Small Companies Fund

GMO Global Asset Allocation Fund

GMO Global Developed Equity Allocation Fund

GMO Global Equity Allocation Fund

GMO High Yield Fund

GMO Implementation Fund

GMO International Developed Equity Allocation Fund

GMO International Equity Allocation Fund

GMO International Equity Fund

GMO Opportunistic Income Fund

GMO Quality Fund

GMO Resources Fund

GMO Risk Premium Fund

GMO SGM Major Markets Fund

GMO Special Opportunities Fund

GMO Strategic Opportunities Allocation Fund

GMO Strategic Short-Term Fund*

GMO Tax-Managed International Equities Fund

GMO U. S. Equity Fund

GMO U.S. Small Cap Value Fund

GMO U.S. Treasury Fund

GMO Series Trust

GMO Benchmark-Free Allocation Series Fund

GMO Climate Change Series Fund

GMO Core Plus Bond Series Fund*

GMO Emerging Country Debt Series Fund*

GMO Emerging Domestic Opportunities Series Fund

GMO Emerging Markets Series Fund

GMO Global Asset Allocation Series Fund

GMO Global Equity Allocation Series Fund

GMO International Equity Allocation Series Fund

GMO Opportunistic Income Series Fund*

GMO International Developed Equity Allocation Series Fund

GMO Quality Series Fund

GMO Resources Series Fund

GMO SGM Major Markets Series Fund

GMO U.S. Equity Series Fund*

*GMO will provide State Street with at least (5) business days’ prior notice to the commencement of operations.